November 16, 1994




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N. W.
Washington, D. C.  20549

Re:  Hibernia Corporation
     Current Report on Form 8-K
     Commission File No. 1-10294

Dear Sirs:

     Pursuant to rules and regulations adopted under the Securities Exchange Act of 1934, as amended (the "Act"), transmitted hereby for filing, on behalf of Hibernia Corporation (the "Company"), is a Current Report on Form 8-K.

     Pursuant to Section 13(a) of the Act, by copy hereof we are filing with the New York Stock Exchange, the national securities exchange on which the Common Stock of the Company is listed and traded, two complete copies, including exhibits. Pursuant to General Instruction E to Form 8-K, such complete copy being filed with the Exchange has been manually signed on behalf of the Company.

     Please call the undersigned at (504) 533-2486 if you have any questions concerning this filing.

                                   Very truly yours,


                                   /s/ PATRICIA C. MERINGER
                                   Patricia C. Meringer
                                   Secretary and Associate Counsel

PCM/gbp

cc:  Joseph Lomnicky
     Ron E. Samford, Jr.
     Stephen D. M. Schuetz




               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K
                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) November 16, 1994
                                                 November 4, 1994




                      Hibernia Corporation
       (Exact name of issuer as specified in its charter)




 Louisiana                 1-10294                72-0724532
(State or other          (Commission              (IRS Employer
jurisdiction of          File Number)        Identification No.)
organization)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5332



Item 5.   Other Events.

     On November 4, 1994, the Registrant announced that it had agreed to merge with STABA Bancshares, Inc., parent company of First State Bank and Trust Company, headquartered in Donaldsonville, Louisiana, subject to the satisfaction of certain conditions, including receipt of required regulatory approvals.


                          EXHIBIT INDEX

Exhibit                                                Page
Number              Description                        Number

 28.21              News Release issued by the Registrant
                    on November 4, 1994                   3




                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HIBERNIA CORPORATION
                                        (Registrant)


Date:     November 16, 1994    By:  /s/ RONALD E. SAMFORD, JR.
                                        Ronald E. Samford, Jr.
                                        Chief Accounting Office





                          EXHIBIT 28.21

                          NEWS RELEASE
                      HIBERNIA CORPORATION

For Additional Information:             For Release:

HIBERNIA                                IMMEDIATE
MEDIA INQUIRIES:                        November 4, 1994
Jim Lestelle, Manager
Corporate Communications
Office:  (504) 533-5482
Home:  (504) 488-8826

INVESTOR INQUIRIES:
Linda Meche, Manager
Finance & Investor Relations
Office:  (504) 533-2180
Home:  (504) 832-3604

      HIBERNIA SIGNS MERGER AGREEMENT WITH STABA BANCSHARES
    THAT WOULD SIGNIFICANTLY BOOST SERVICE TO RIVER PARISHES

     NEW ORLEANS -- Hibernia announced today it has signed a definitive agreement to merge with STABA Bancshares, Inc., headquartered in Donaldsonville, a transaction that would make Hibernia the leading bank in Ascension Parish in both number of locations and deposits.

     STABA operates State Bank of Donaldsonville, with $97 million in assets. State Bank has two offices in Donaldsonville, one in Gonzales and another targeted to open December 1 in Prairieville.

     Combined with a pending merger with American Bank, the leading bank in neighboring St. Charles Parish, the STABA merger will allow Hibernia to significantly increase service to customers in the River Parishes between New Orleans and Baton Rouge. It also will give it another important West Bank location.

     State Bank has 25% of deposits in Ascension; Hibernia, 4%, with one office in Gonzales. Combined, they will account for 29%.

     Based on Hibernia's November 3 closing price of $8.375 per share, STABA shareholders would receive approximately 18 shares of Hibernia stock for each STABA share in a tax-free pooling of interests valued at approximately $18 million. The transaction is subject to approvals by regulators and STABA shareholders and should be completed in early 1995.

     "With individuals and families holding more than two thirds of State Bank's loans, it's obvious our employees have done a good job serving the communities in which they live and work," said Kenneth
A. Bailey, chief executive officer. "I know State Bank customers will enjoy the even wider variety of products and expanding office network that Hibernia offers."

     Bailey will continue as area president with Hibernia when the merger is completed.

     After the merger, Hibernia plans to consolidate its smaller
Gonzales location, which it leases at 2020 S. Burnside Ave., with State Bank's larger and more attractive office at 1300 S. Burnside Ave. Construction of State Bank's Prairieville office is substantially complete.

     "We're looking forward to continuing the long tradition of service that State Bank has provided and introducing new financial services that currently are not available to them, including brokerage, annuities, trust and a lot more," said Stephen A. Hansel, Hibernia's president and CEO.

     State Bank customers should continue using their checks, making loan payments and conducting other transactions just as before. Only after the bank is converted to Hibernia's operating systems would checks, signs and forms change.

     Hibernia National Bank is Louisiana's largest statewide bank. When the STABA Bancshares merger and three other pending mergers are complete, it will have approximately $6.4 billion in assets and 156 banking offices serving 20 parishes and 52 cities. They include New Orleans, Baton Rouge, Lafayette and the Acadiana region, Alexandria, Shreveport/Bossier City, Monroe, West Monroe, Bastrop and Tallulah.